UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 4, 2013

SALIX PHARMACEUTICALS, LTD.

(Exact name of registrant as specified in its charter)

Delaware	000-23265	94-3267443
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

8510 Colonnade Center Drive, Raleigh, North Carolina 27615

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (919) 862-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Rights Agreement, dated as of January 10, 2003, between Salix Pharmaceuticals, Ltd. (the “Company”) and Computershare Investor Services LLC, as Rights Agent (the “Rights Plan”), expired, in accordance with its terms, on January 9, 2013. The Company’s board of directors (the “Board”) has determined not to extend the Rights Plan or adopt a new rights plan at this time. In conjunction with its consideration of the Company’s alternatives with respect to the expiration of the Rights Plan, the Board reviewed the Company’s amended and restated Bylaws. On and effective January 4, 2013, the Board approved and adopted amended and restated Bylaws of the Company (the “Amended Bylaws”). Among the changes to the Bylaws, the Board:

•

Amended Article II to provide that the Board will determine the date and time of any special meeting of stockholders (which must occur within 120 days after the request is received) and add certain disclosure and procedural requirements that would be applicable to stockholders who seek to call a special meeting. These amendments include a requirement that only record holders of the Company’s common stock may request a special meeting of stockholders and certain limitations on the type of business that may be presented at a special meeting.

•

Amended Article II to reduce the advance notice period for the submission of director nominations and stockholder proposals to be made at an annual meeting of stockholders to a maximum of 120 days prior to the first anniversary of the prior year’s annual meeting. The Amended Bylaws provide that only stockholders of record may propose business or make director nominations at a meeting of stockholders. The Amended Bylaws expand the disclosure requirements for stockholders who propose business or make nominations and require additional disclosure regarding proposed director nominees, including the submission of a written questionnaire with respect to the background and qualifications of such nominees and certain representations from such nominees.

•

Amended Article II to provide that meetings of stockholders will be presided over by the Chairman of the Board, or in the absence of the Chairman of the Board, by the President, or in the absence of the President, by the person designated by the Board, or in the absence of such person, by the person chosen by the holders of a majority of the stock entitled to vote at the meeting. The presiding individual will have the power to determine all matters relating to the conduct of the meeting.

•	Amended Article II to remove the requirement that the annual meeting be held on a specified date if the Board does not schedule the meeting before such date.

•

Amended Article III to provide, in accordance with the Company’s Certificate of Incorporation, that only the Board, and not the stockholders, may fill vacancies, including vacancies resulting from the removal or resignation of a director, and newly created directorships resulting from the increase in the authorized number of directors.

•	Amended Article III to provide that the Board will fix the size of the Board.

•	Amended Article VI to make certain clarifying amendments regarding director and officer indemnification.

The Amended Bylaws also include a number of technical, procedural, conforming and clarifying changes.

The foregoing summary of the Bylaw amendments is qualified in its entirety by reference to, and should be read in conjunction with, the complete text of the amended and restated Bylaws filed as Exhibit 3.1 to this Current Report and incorporated by reference into this Item 5.03.

The Rights Plan provided common stockholders of the Company with the right to purchase shares of Series A Junior Participating Preferred Stock of the Company upon the terms and subject to the conditions set forth in the Rights Plan (the “Rights”). As a result of the expiration of the Rights Plan, the Rights are no longer outstanding and are not exercisable, and the Rights Plan is of no further force or effect.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3.1	Amended and Restated Bylaws, as amended and restated as of January 4, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

SALIX PHARMACEUTICALS, LTD.
Date: January 10, 2013

/s/ Adam C. Derbyshire
Adam C. Derbyshire
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Bylaws, as amended and restated as of January 4, 2013